Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Bernard H. Clineburg,

Tysons Corner, Virginia

Chairman, President & CEO (703) 584-3400

July 14, 2004

CARDINAL FINANCIAL CORPORATION REPORTS

SECOND QUARTER 2004 RESULTS – TOTAL ASSETS EXCEED $800 MILLION

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”), parent company of Cardinal Bank, N.A., located in Tysons Corner, Virginia, today announced an increase in earnings for the second quarter of 2004.  Second quarter net income increased by 16% to $634 thousand compared to $545 thousand for the same period in 2003.  Because of an increase in weighted average fully diluted shares outstanding, net income per diluted share decreased to $0.03 for the second quarter of 2004 from $0.05 for the same period of 2003.  Weighted average fully diluted shares outstanding were 18.8 million and 10.3 million for the quarters ended June 30, 2004 and June 30, 2003, respectively. Net income for the first six months increased by 48% to $1.4 million, or $0.07 per diluted share, compared to $912 thousand, or $0.09 per diluted share for the comparable period in 2003.

These results reflect an income tax provision of $316 thousand and $678 thousand for the three and six months ended June 30, 2004, respectively, compared to no tax provision for the same periods in 2003. The 2003 results were not subject to a tax provision because of unrecognized available net operating loss carryforwards. In addition, on March 29, 2004, the Company’s preferred stock converted to common stock in accordance with the terms of the stock.  As a result of the stock conversion, net income to common shareholders for the three and six months ended June 30, 2004 did not include expenses related to preferred stock dividends.  Expenses for preferred dividends totaled $124 thousand and $247 thousand for the three and six months ended June 30, 2003, respectively.

On July 7, 2004, the Company completed the acquisition of George Mason Mortgage, LLC (“GMM”) from United Bank – Virginia, a wholly owned subsidiary of United Bankshares, Inc. (NASDQ: UBSI).  GMM, based in Fairfax, Virginia, engages primarily in the origination and acquisition of residential mortgages for sale into the secondary market on a best efforts basis through nine retail branches located in the metropolitan Washington region.  GMM is one of the leading residential mortgage lenders in the greater Washington metropolitan area, reporting originations of over $4 billion in 2003 and $2 billion in 2002.  Because the acquisition occurred in the third quarter of 2004, GMM’s financial results are not included in the Company’s results for the periods ended June 30, 2004.

Bernard Clineburg, Chairman and CEO, said, “we are pleased with the financial results for the second quarter and for the first six months of the year.  The acquisition of George Mason Mortgage will have an immediate effect of making the Company a leader in one of the strongest residential mortgage markets in the country.  Revenue contributions from GMM are expected to significantly diversify and expand our sources of fee income in the immediate future.  In addition, GMM will enhance the Company’s ability to provide a complete package of products and services through our expanding branch network.”

The Company opened a 13th bank office in Fairfax in June 2004.  Since June 30, 2003, the Company has opened five bank offices, which accounted for the increase in non-interest expense during the second quarter and year to date 2004 when compared to the same periods of 2003.

At June 30, 2004, total assets had increased by $173.8 million, or 27%, to $810.0 million, compared to $636.2 million at December 31, 2003.  Loans receivable, net of fees, were $392.9 million at June 30, 2004, compared to $336.0 million at December 31, 2003, an increase of $56.9 million, or 17%.  Investment securities increased $58.0 million, or 21%, to $331.6 million at June 30, 2004, compared to $273.6 million at December 31, 2003.  Total deposits increased by $123.4 million, or 26%, to $597.6 million at June 30, 2004, compared to $474.1 million at December 31, 2003.   Other borrowed funds were $120.8 million at June 30, 2004, compared to $74.5 million at December 31, 2003, an increase of $46.3 million, or 62%.

Shareholders’ equity increased to $90.7 million at June 30, 2004, compared to $85.4 million at December 31, 2003. The increase of $5.3 million during 2004 was primarily driven by the underwriters’ exercise in January 2004 of their over allotment option from the secondary offering in December 2003.  The over allotment exercise resulted in the issuance of an additional 945,000 shares of the Company’s common stock and the receipt of $6.3 million in total capital.  Net income of $1.4 million for the year to date June 30, 2004 also added to the increase in shareholders’ equity.  Offsetting these increases was an unfavorable market value adjustment of $2.8 million on investment securities available-for-sale for the six months ended June 30, 2004.  Book value per common share at June 30, 2004 was $4.92, compared to $4.80 at December 31, 2003.  Regulatory capital ratios for the Company at June 30, 2004 remained well above regulatory requirements.

Net interest income increased to $5.0 million for the second quarter of 2004, compared to $3.4 million for the second quarter of 2003, an increase of $1.6 million, or 45%.  Year to date, net interest income increased $2.9 million, or 42%, to $9.8 million, compared to $6.9 million for the same period of 2003.  The increase is primarily attributable to the increase in the average volume of loans and investment securities during the three and six months ended June 30, 2004, compared to the same periods of 2003.  The increases in average loans and investment securities were funded through increases in total deposits, other borrowed funds and shareholders’ equity.

The net interest margin for the second quarter of 2004 was 2.82%, compared to 2.90% during the second quarter of 2003. For the six months ended June 30, 2004, the Company’s net interest margin was 2.90%, a decrease of ten basis points when compared to 3.00% for the same period of 2003.  The historically low interest rate environment in recent periods continues to affect the Company’s margins. The results from increases in the volume of earning assets, however, have more than offset the decreases in rates.

The provision for loan loss expense was $314 thousand for the quarter ended June 30, 2004, compared to $166 thousand for the same period of 2003.  For the year to date 2004, the provision for loan loss expense was $388 thousand, compared to $246 thousand for the same period of 2003.  The increase in the provision expense for the quarter and year to date periods was due primarily to the additional growth in the volume of loans receivable compared to the prior year.   At June 30, 2004, the Company continued to experience strong loan quality, with year-to-date annualized net charge-offs to average loans receivable of 0.06%, compared to 0.03% for the same period of 2003.

Non-interest income for the second quarter of 2004 totaled $564 thousand compared to $1.0 million in the same quarter of 2003.  The decrease was due mostly to gains on the sale of securities realized in 2003 and decreased service charges on loans.  Excluding the realized gains on the sale of investment securities of $417 thousand for the second quarter of 2003, non-interest income would have decreased $68 thousand from $632 thousand for the second quarter of 2003.  For the year to date 2004, non-interest income decreased 29% to $1.4 million, compared to $2.0 million for the same period of 2003.  Year to date securities gains for 2004 totaled $241 thousand, compared to $910 thousand for the same period in 2003.

The Company experienced increases in service charges on deposit accounts for the quarter and year to date 2004.  Service charges on deposit accounts totaled $262 thousand for the second quarter of 2004, compared to $234 thousand for the same period in 2003.  For the first six months of 2004, deposit related service charges totaled $502 thousand, compared to $446 thousand for the same period in 2003.

Non-interest expense increased to $4.3 million for the second quarter of 2004 from $3.7 million for the same period in 2003, an increase of $640 thousand, or 17%.  For the year to date 2004, non-interest expense increased $1.4 million, or 18%, to $8.9 million compared to $7.5 million for the same period of 2003.  The increases in non-interest expense were primarily a result of the Company’s bank office expansion during the past 12 months.  Increases in salaries and benefits expense, occupancy, advertising and marketing and professional fees were associated with this expansion and the strong asset growth that has occurred over the past 12 months.

Additionally, the Company announced that Domingo Rodriguez, its Chief Financial Officer since November 2003, has resigned his position with the Company.  The Company has begun a search for a new CFO.  Carl Dodson, who has been with the Company since 1998 and played a key role in the company’s turnaround and successful secondary offerings in May 2002 and December 2003, has been named interim CFO.  Mr. Dodson previously held the position of interim CFO from December 2002 to November 2003. This press release contains “forward-looking statements” within the meaning of the federal securities laws.  These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with respect to matters such as financial performance and branch expansion.  Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company.  Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements.  For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 and other filings with the Securities and Exchange Commission.  Risks and uncertainties related to GMM include the ability of the Company to successfully integrate GMM into the organization and the impact of increased economic activity and interest rates on GMM’s performance in future periods.

To learn more about Cardinal Financial Corporation and its subsidiaries, please log on to www.cardinalbank.com or call 703/ 584-3400.

Cardinal Financial Corporation and Subsidiaries
Summary Statements of Condition
June 30, 2004 and December 31, 2003
(Dollars in thousands)

	(Unaudited) June 30, 2004	December 31, 2003	% Change
Cash and due from banks	$ 12,023	$ 9,555	25.8%
Federal funds sold	53,379	3,528	1413.0%

Investment securities - available-for-sale	174,381	130,762	33.4%
Investment securities - held-to-maturity	157,254	142,852	10.1%
Total investment securities	331,635	273,614	21.2%

Other investments	5,415	3,517	54.0%
Loans held for sale	797	-	0.0%

Loans receivable, net of fees	392,905	336,002	16.9%
Allowance for loan losses	(4,633)	(4,344)	6.7%
Loans receivable, net	388,272	331,658	17.1%

Premises and equipment, net	10,805	6,707	61.1%
Other assets	7,696	7,669	0.4%

TOTAL ASSETS	$ 810,022	$ 636,248	27.3%

Non-interest bearing deposits	$ 93,991	$ 70,998	32.4%
Interest bearing deposits	503,563	403,131	24.9%
Total deposits	597,554	474,129	26.0%

Other borrowed funds	120,751	74,457	62.2%

Other liabilities	975	2,250	-56.7%

Shareholders' equity	90,742	85,412	6.2%

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 810,022	$ 636,248	27.3%

Cardinal Financial Corporation and Subsidiaries
Summary Statements of Operations
Three and Six Months Ended June 30, 2004 and 2003
(Dollars in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2004	2003	% Change	2004	2003	% Change
Net interest income	$ 4,998	$ 3,444	45.1%	$ 9,831	$ 6,904	42.4%
Provision for loan losses	(314)	(166)	89.2%	(388)	(246)	57.7%
Net credit income	4,684	3,278	42.9%	9,443	6,658	41.8%

Service charges on deposit accounts	262	234	12.0%	502	446	12.6%
Loan service charges	105	148	-29.1%	252	259	-2.7%
Investment fee income	170	162	4.9%	348	288	20.8%
Net realized gain (loss) on investment securities available-for-sale	-	417	-100.0%	241	910	-73.5%
Other non-interest income	27	88	-69.3%	99	120	-17.5%
Total non-interest income	564	1,049	-46.2%	1,442	2,023	-28.7%

Net interest income & non-interest income	5,248	4,327	21.3%	10,885	8,681	25.4%

Salaries & benefits	1,924	1,541	24.9%	4,064	3,190	27.4%
Occupancy	465	299	55.5%	961	777	23.7%
Depreciation	322	259	24.3%	632	455	38.9%
Data processing	197	252	-21.8%	391	455	-14.1%
Telecommunications	105	122	-13.9%	208	195	6.7%
Other operating expense	1,285	1,185	8.4%	2,598	2,450	6.0%
Total non-interest expense	4,298	3,658	17.5%	8,854	7,522	17.7%

Net income before income taxes	950	669	42.0%	2,031	1,159	75.2%
Provision for income taxes	316	-	100.0%	678	-	100.0%
NET INCOME	$ 634	$ 669	-5.2%	$ 1,353	$ 1,159	16.7%

Dividends to preferred shareholders	$ -	$ 124	100.0%	$ -	$ 247	100.0%

NET INCOME TO COMMON SHAREHOLDERS	$ 634	$ 545	16.3%	$ 1,353	$ 912	48.4%

Earnings per common share, basic	$ 0.03	$ 0.05	-31.2%	$ 0.08	$ 0.09	-16.2%
Earnings per common share, diluted	$ 0.03	$ 0.05	-40.0%	$ 0.07	$ 0.09	-22.2%
Weighted-average common shares outstanding - basic	18,401,199	10,056,144	83.0%	17,931,094	10,051,132	78.4%
Weighted-average common shares outstanding - diluted	18,797,570	10,294,425	82.6%	18,326,609	10,208,542	79.5%

Cardinal Financial Corporation and Subsidiaries
Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities
Three and Six Months Ended June 30, 2004 and 2003
(Dollars in thousands)

	For the Three Months Ended				For the Six Months Ended
	June 30, 2004		June 30, 2003		June 30, 2004		June 30, 2003
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees	$ 357,427	5.45%	$ 258,575	6.34%	$ 347,106	5.53%	$ 254,300	6.40%
Investment securities - available-for-sale	181,147	3.43%	199,129	3.24%	161,637	3.50%	189,640	3.47%
Investment securities - held-to-maturity	157,827	3.75%	-	0.00%	153,922	3.67%	-	0.00%
Other investments	4,566	4.03%	2,576	4.81%	4,100	4.10%	2,216	4.96%
Federal funds sold	8,586	0.90%	14,458	1.16%	10,366	0.90%	13,983	1.14%
Total interest-earning assets	709,553	4.49%	474,738	4.88%	677,131	4.54%	460,139	5.02%

Non-interest earning assets:
Cash and due from banks	10,958		8,097		10,607		11,390
Premises and equipment, net	8,065		5,219		7,449		5,114
Accrued interest and other assets	5,357		4,716		6,296		4,912
Allowance for loan losses	(4,417)		(3,483)		(4,413)		(3,440)

TOTAL ASSETS	$ 729,516		$ 489,287		$ 697,070		$ 478,115

Interest-bearing liabilities:
Interest-bearing deposits	$ 460,262	2.18%	$ 350,642	2.55%	$ 442,504	2.17%	$ 346,819	2.60%
Other borrowed funds	94,650	2.00%	28,563	1.64%	84,098	1.84%	21,798	1.76%
Total interest-bearing liabilities	554,912	2.15%	379,205	2.48%	526,602	2.11%	368,617	2.55%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	80,991		67,737		76,695		67,191
Other liabilities	1,574		2,315		1,889		1,953
Shareholders' equity	92,039		40,030		91,884		40,354

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 729,516	2.82%	$ 489,287	2.90%	$ 697,070	2.90%	$ 478,115	3.00%

Cardinal Financial Corporation and Subsidiaries
Selected Financial Information
(In thousands, except per share data and ratios)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Results of Operations
Interest income	$ 7,967	$ 5,787	$ 15,382	$ 11,560
Interest expense	2,969	2,343	5,551	4,656
Net interest income	4,998	3,444	9,831	6,904
Provision for loan losses	314	166	388	246
Net interest income after provision for loan losses	4,684	3,278	9,443	6,658
Non-interest income	564	1,049	1,442	2,023
Non-interest expense	4,298	3,658	8,854	7,522
Net income before income taxes	950	669	2,031	1,159
Provision for income taxes	316	-	678	-
Net income	634	669	1,353	1,159
Dividends to preferred shareholders	-	124	-	247
Net income to common shareholders	$ 634	$ 545	$ 1,353	$ 912
Balance Sheet Data:	June 30, 2004	December 31, 2003
Total assets	$ 810,022	$ 636,248
Loans receivable, net of fees	392,905	336,002
Allowance for loan losses	(4,633)	(4,344)
Total investment securities	331,635	273,614
Total deposits	597,554	474,129
Other borrowed funds	120,751	74,457
Total shareholders' equity	90,742	85,412
Preferred shares outstanding	-	1,364
Common shares outstanding	18,433	16,377

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Selected Average Balances	2004	2003	2004	2003
Total assets	$ 729,516	$ 489,287	$ 697,070	$ 478,115
Loans receivable, net of fees	357,427	258,575	347,106	254,300
Allowance for loan losses	(4,417)	(3,483)	(4,413)	(3,440)
Total investment securities	338,974	199,129	315,559	189,640
Earning assets	709,553	474,738	677,131	460,139
Total deposits	541,253	418,379	519,199	414,010
Other borrowed funds	94,650	28,563	84,098	21,798
Total shareholders' equity	92,039	40,030	91,884	40,354
Weighted Average:
Common shares outstanding - basic	18,401	10,056	17,931	10,051
Common shares outstanding - diluted	18,798	10,294	18,327	10,209

Per Common Share Data:
Basic net income	$ 0.03	$ 0.05	$ 0.08	$ 0.09
Fully diluted net income	0.03	0.05	0.07	0.09
Book value	4.92	3.39	4.92	3.39
Tangible book value	4.92	3.32	4.92	3.32

Performance Ratios:
Return on average assets	0.35%	0.45%	0.39%	0.38%
Return on average equity	2.76%	5.45%	2.95%	4.52%
Net interest margin	2.82%	2.90%	2.90%	3.00%
Efficiency ratio	81.90%	84.54%	81.34%	86.65%
Non-interest income to average assets	0.31%	0.86%	0.41%	0.85%
Non-interest expense to average assets	2.36%	2.99%	2.54%	3.15%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.06%	0.03%
Non-performing loans to loans receivable, net of fees			0.05%	0.24%
Non-performing loans to total assets			0.02%	0.12%
Allowance for loan losses to loans receivable, net of fees			1.18%	1.36%
Allowance for loan losses to nonperforming loans			2316.5%	564.09%

Capital Ratios:
Tier 1 risk-based capital			17.16%	11.29%
Total risk-based capital			18.00%	12.33%
Leverage capital ratio			13.52%	8.65%